UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2003

Apogent Technologies Inc.

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11091	22-2849508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Penhallow Street

Portsmouth, New Hampshire, 03801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (603) 433-6131

Item 5. Other Events and Regulation FD Disclosure

On April 22, 2003, Apogent Technologies Inc. issued a press release reporting second quarter and year-to-date results and the initiation of a 15 million share issuer tender offer. The press release attached as Exhibit 99.1 (the “Release”) is hereby filed under this Item 5 except for the statements listed below that are being furnished pursuant to Item 12:

•	The statement in the fifth paragraph of the Release: “After excluding restructuring, income and diluted earnings per share from continuing operations for the second quarter were $31.1 million and $0.30, respectively. For the second quarter of fiscal 2002, income and diluted earnings per share, after excluding restructuring, were $34.9 million and $0.32, respectively.”

•	The statements under the section heading “Outlook for the Balance of the Year and Fiscal 2004” of the Release: “As a result of the aforementioned, the Company is revising its guidance for the full fiscal year of 2003 to a range of $1.26 to $1.30 diluted earnings per share from continuing operations, before restructuring ($1.21 to $1.26 diluted earnings per share after restructuring charges of approximately $7 million). Although the Company has not commenced its detailed budgeting process for fiscal year 2004, assuming the successful completion of the tender offer for 15 million shares, the Company’s preliminary estimate of diluted earnings per share falls within a range of $1.50 to $1.65.”

•	The financial statement schedules attached as exhibits 4, 5 and 7 to the Release.

Additionally, on April 22, 2003, Apogent Technologies Inc. issued a notice pursuant to Rule 135c under the Securities Act of 1933 with respect to a proposed private offering of $250 million of senior subordinated notes due 2013. The press release is filed as Exhibit 99.2.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated April 22, 2003, reporting the Company’s second quarter and year-to-date results and initiation of issuer tender offer.

99.2	Press release dated April 22, 2003, announcing the proposed private offering of $250 million of senior subordinated notes due 2013.

Item 12. Results of Operations and Financial Condition

On April 22, 2003, Apogent Technologies Inc. issued a press release reporting second quarter and year-to-date results and the initiation of a 15 million share issuer tender offer. A copy of the press release is attached as Exhibit 99.1.

Non-GAAP Financial Measures

The press release attached as Exhibit 99.1 discloses certain financial measures, including EBITDA, which may be considered non-GAAP financial measures. The Company has included information concerning EBITDA because management believes that EBITDA is used by certain investors as one measure of a company’s historical ability to service its debt. EBITDA should not be considered as an alternative to, or more meaningful than, net income as an indicator of Apogent’s operating performance or cash flows as a measure of liquidity. EBITDA has not been prepared in accordance with generally accepted accounting principles. EBITDA, as presented by Apogent, may not be comparable to similarly titled measures reported by other companies. Certain other non-GAAP financial measures, including income from continuing operations excluding restructuring, diluted earnings per share excluding restructuring and earnings guidance on a diluted per share basis excluding restructuring, have been provided in order to provide consistency with the format of presentation previously made to the investing public. Pursuant to new SEC rules, the Company intends to phase out the use of non-GAAP financial measures over the course of the next several months. The non-GAAP financial measures included in the press release have been reconciled to the most directly comparable GAAP financial measure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC. (Registrant)

Date: April 22, 2003	By:	/S/ MICHAEL K. BRESSON
Michael K. Bresson Executive Vice President—General Counsel and Secretary